                                                             UNITED STATES
                                                  SECURITIES AND EXCHANGE COMMISSION

                                                        Washington, D.C. 20549

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                                                               FORM 8-K

                                                            CURRENT REPORT

                                                Pursuant to Section 13 or 15(d) of the
                                                    Securities Exchange Act of 1934

                                  Date of Report (Date of earliest event reported): December 9, 2004

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                                                     PRUCO LIFE INSURANCE COMPANY
                                        (Exact name of registrant as specified in its charter)

                    Arizona                                    033-37587                               22-1944557
          (State or other jurisdiction                      (Commission File                        (I.R.S. Employer
               of incorporation)                                Number)                           Identification No.)

                                                         213 Washington Street
                                                       Newark, New Jersey 07102
                                         (Address of principal executive offices and zip code)

                                                            (973) 802-6000
                                         (Registrant’s telephone number, including area code)

Item 4.02           Non-Reliance on Previously Issued Financial Statements
                    or a Related Audit Report or Completed Interim Review

(a)      On December 9, 2004, management of Pruco Life Insurance Company (the “Company”) concluded that the unaudited interim financial statements of the Company for the three months and six months ended June 30, 2004 should no longer be relied upon due to an error that resulted in an understatement of tax expense, and a corresponding overstatement of net income, in the results for the three months ended June 30, 2004 included in those financial statements.  Accordingly, the Company intends to restate its unaudited interim financial statements for the three and six months ended June 30, 2004 and the nine months ended September 30, 2004.  The effect of the restatement will be to increase the amount of tax expense, and decrease the amount of net income, by approximately $7.4 million for each of the three and six months ended June 30, 2004 and the nine months ended September 30, 2004.  As a result of this restatement, previously reported net income of $26.1 million for the three months ended June 30, 2004, of $48.5 million for the six months ended June 30, 2004 and of $77.5 million for the nine months ended September 30, 2004 will be decreased to approximately $18.7 million, $41.1 million and $70.1 million, respectively.

         In the course of determining its state tax expense for the three months ended June 30, 2004, an error was made relating to the treatment of state net operating loss carryforwards.  This error resulted in the understatement of tax expense and overstatement of net income described above, which were identified by the Company in the course of a review and inventory by the Company of its deferred tax balances undertaken during the fourth quarter of 2004.

         The Company’s authorized officers have discussed the foregoing matters with the Company’s independent accounting firm.

         The Company intends to file amendments to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 and its
         Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 as soon as practicable to reflect the restatement.

                                                              SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2004
Pruco Life Insurance Company

By: /s/  John Chieffo
   Name:   John Chieffo
    Title:  Vice President and
            Chief Accounting Officer
            (Authorized Signatory and Chief Financial Officer)